UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2023, Servotronics, Inc. (the “Company”) and its subsidiary, The Ontario Knife Company (“OKC”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Blue Ridge Knives, Inc. (the “Buyer”), pursuant to which, upon the terms and subject to the conditions thereto, Buyer has agreed to purchase substantially all of the inventory, intellectual property assets, tangible personal property and goodwill of OKC (the “Business”) for an aggregate purchase price of $2.1 million, subject to adjustment based on inventory values at closing (the “Transaction”).

The closing of the Transaction is expected to occur on August 1, 2023. The Asset Purchase Agreement contains customary representations, warranties, agreements and other obligations of OKC and the Buyer. OKC and the Buyer have generally agreed to indemnify each other for breaches of the representations and warranties and covenants contained in the Asset Purchase Agreement, subject to certain survival period limitations, deductibles and caps. The Company has guaranteed OKC’s performance under the Asset Purchase Agreement.

The Asset Purchase Agreement may be terminated by mutual written consent of the parties thereto, or by either the Company or Buyer if the other party has failed to comply with any of its obligations or agreements or there has been a breach by the other party of any representation or warranty.

The description of the Asset Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement. A copy of the Asset Purchase Agreement will be filed as an exhibit on a Current Report on Form 8-K following the closing of the transaction.

Item 2.05	Costs Associated with Exit or Disposal Activities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. At this time, the Company is currently unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred by the Company in connection with each major type of cost associated with the Transaction, or in total, or of any charges that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K within four business days after it makes such a determination.

Item 2.06	Material Impairments

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. At this time, the Company is unable in good faith to estimate the full amount or range of estimates of charges and impairments associated with the Transaction, or of any charge and impairment that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K within four business days after it makes such a determination.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive File (embedded within Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     July 13, 2023

Servotronics, Inc.

By:	/s/ Robert Fraass
Robert Fraass
Chief Financial Officer